As filed with the Securities and Exchange Commission on October 20, 2021

Registration Statement No. 333-260207

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKETFUEL BLOCKCHAIN, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7372

(Primary Standard Industrial Classification Code Number)

90-1188745

(I.R.S. Employer Identification Number)

201 Spear Street, Suite 1100

San Francisco, CA 94105

(424) 256-8560

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Bennett J. Yankowitz, CFO

RocketFuel Blockchain, Inc.

468 N. Camden Dr., Ste 350

Beverly Hills, CA 90210

(424) 256-8560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark Wood Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661 Tel.: (312) 902-5200

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	893,939	$0.98	(1)	$876,060.22	$81.21
Total				$876,060.22	$81.21	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our Common Stock reported on the OTCQB marketplace on October 12, 2021. Such shares may be sold by the Selling Stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.
(2)	Registration fee previously paid

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus relating to the 893,939 shares of common stock which are registered hereby and the 1,406,061 shares of common stock which were previously registered under a Registration Statement on Form S-1 (Registration No. 333-254879) (the “Previous Registration Statement”). The Previous Registration Statement was declared effective on April 12, 2021, and the registration fee for the shares covered by the Previous Registration Statement has been previously paid. Upon effectiveness, this Registration Statement shall act as a post-effective amendment to the Previous Registration Statement.

EXPLANATORY NOTE

RocketFuel Blockchain, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-260207) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

				Filed or Furnished
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Contribution Agreement, dated June 27, 2018, by and among the Company, RocketFuel Blockchain Company, Joseph Page, Gert Funk, PacificWave Partners Limited, PacificWave Partners UK Ltd. And Saxton Capital Ltd.	8-K	2.1	6/29/18

3.1	Conformed Copy of Articles of Incorporation of RocketFuel Blockchain, Inc., as currently in effect				X

3.2	Amended and Restated Bylaws	8-K	2.1	6/29/18

4.1	Form of Stock Certificate	S-1	4.1	3/30/21

5.1	Opinion of Sklar Williams PLLC*	S-1	5.1	10/20/21

10.1	Indemnification Agreement dated as of January 19, 2016, between Bennett Yankowitz and the Company	8-K	10.2	1/22/16

10.2	Indemnification Agreement dated as of January 19, 2016, between Henrik Rouf and the Company	8-K	10.3	1/22/16

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10.3	2018 Stock Incentive Plan	14-C	Annex B	8/28/18

10.4	Subscription Agreement, dated April 29, 2020, between the Company and Investorlisten ApS	S-1	10.4	3/30/21

10.5	Warrant Agreement, dated May 1, 2020, between the Company and Investorlisten ApS	S-1	10.5	3/30/21

10.6	Agreement with Investorlisten ApS	S-1	10.6	3/30/21

10.7	Executive Employment Agreement, dated as of September 15, 2020, between the registrant and Peter M. Jensen	8-K	10.7	9/21/20

10.8	Indemnification Agreement dated as of September 15, 2020, between Peter M. Jensen and the Company	S-1	10.8	3/30/21

10.9	Amendment No. 1 to 2018 Stock Option Plan	8-K	10.2	9/21/20

10.10	Executive Employment Agreement, dated as of September 14, 2020, between the registrant and Rohan Hall	8-K	10.1	10/8/20

10.11	Indemnification Agreement dated as of September 14, between Rohan Hall and the Company	S-1	10.11	3/30/21

10.12	Common Stock Purchase Agreement dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.1	3/30/21

10.13	Common Stock Purchase Warrant dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.2	3/30/21

10.14	Amendment No. 1 to Common Stock Purchase Agreement and Common Stock Purchase Warrants dated as of October 11, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.*	S-1	10.14	10/13/21

10.15	Indemnification Agreement dated as of January 1, 2021, between Gert Funk and the Company	S-1	10.14	3/30/21

10.16	Indemnification Agreement dated as of February 15, 2021, between Kurt Kumar and the Company	S-1	10.15	3/30/21

10.17	Amendment No. 2 to 2018 Stock Option Plan	S-1	10.16	3/30/21

10.18	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Bennett J. Yankowitz	S-1	10.17	3/30/21

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10.19	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Gert Funk	S-1	10.18	3/30/21

10.20	Warrant dated February 15, 2021, from the Company to Peter M. Jensen	S-1	10.19	3/30/21

10.21	Amended and Restated Subscription Agreement dated September 14, 2021 between the Company and G Kapital ApS	8-K	10/1	9/15/2021

14.1	Code of Ethics	10-KSB	14.1	3/30/04

14.2	Amended and Restated Code of Ethics	S-1	14.2	3/30/21

21.1	Subsidiaries of the registrant	S-1	21.1	3/30/21

23.1	Consent of Prager Metis LLC*	S-1/A	23.1	10/20/21

23.2	Consent of Sklar Williams LLP (included in Exhibit 5.1)*	S-1/A	23.2	10/20/21

24.1	Power of Attorney (see signature page to the registration statement)*	S-1	24.1	10/13/21

* Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sausalito, State of California, on October 20, 2021.

RocketFuel Blockchain, Inc.

By:	/s/ Bennet J. Yankowitz
Bennet J. Yankowitz
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer and Director	October 20, 2021
Peter M. Jensen	(principal executive officer)

/s/ Bennett J. Yankowitz	Chief Financial Officer and Director	October 20, 2021
Bennett J. Yankowitz	(principal financial officer and principal accounting officer)

/s/ *	Director and Executive Chairman	October 20, 2021
Gert Funk

* /s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Attorney-in-Fact

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